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                                                                    EXHIBIT 23.2

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in the Prospectuses constituting part of this Registration Statement on Form F-3 of Petroleum Geo-Services ASA, PGS Trust II and PGS Trust III of our report dated November 14, 1997 relating to the combined financial statements of the FPSO operations of Awilco ASA, which appears in the Report on Form 6-K of Petroleum Geo-Services ASA dated November 14, 1997, as amended by the Report on Form 6-K/A of Petroleum Geo-Services ASA dated November 18, 1997. We also consent to the references to us under the heading "Experts" in such Prospectuses.





PRICEWATERHOUSECOOPERS LLP

Houston, Texas
November 5, 1999